Exhibit 99.1
FOR IMMEDIATE RELEASE
VCG HOLDING CORP. ANNOUNCES 2009 FOURTH QUARTER AND
FULL YEAR FINANCIAL RESULTS
Financial Results Overview
•	2009 revenues of $55.0 million; Q4 2009 revenues of $13.4 million

•	2009 operating income of $5.1 million; Q4 2009 operating loss of $1.3 million

•	2009 net income of $0.7 million, or $0.04 per share; Q4 2009 net loss of $1.3 million, or $0.08 per share

•	Results for 2009 periods included $1.8 million non-cash impairment charge related to licenses and slightly more than $0.9 million in costs related to Special Committee of Board of Directors

•	Excluding non-cash impairment charge and advisory fees related to change in control:
o	2009 net income was $3.7 million, or $0.21 per diluted share

o	Q4 2009 net income was $1.4 million, or $0.08 per diluted share
•	Adjusted EBITDA was $8.4 million

•	Free cash flow (excluding non-cash impairment charge) at December 31, 2009 was $2.7 million
Denver, CO. – March 12, 2010 — VCG Holding Corp. (NASDAQ: VCGH), a growing and leading consolidator and operator of adult nightclubs, today announced financial results for the fourth quarter and full year ended December 31, 2009 (see attached tables, including reconciliation tables).
Troy Lowrie, Chairman and Chief Executive Officer, stated, “In light of a still weak economic environment, we are pleased with our results for the 2009 fourth quarter and full year. Lower revenues were driven by a decline in sales of alcohol, which we view as an effect of higher customer flow at our “C” clubs, offset by lower sales at our higher amenity “A” and “B” venues. Same-club revenues increased at four of our locations during the fourth quarter of 2009. Although most of our clubs operated profitably during the fourth quarter of 2009, we incurred pre-tax, non-cash impairment charges of $1.8 million – or $0.10 per share, after taxes — related to licenses. Despite these non-cash charges of approximately $0.9 million are related to the Special Committee of the Board of Directors(1), and lower revenues, we were profitable for the full year. Exclusive of the non-cash impairment charges and Advisory fees related to change in control, net income for the 2009 fourth quarter and full year was $1.4 million, or $0.08 per share, and $3.7 million, or $0.21 per share, respectively. Cash at December 31, 2009 improved to $2.7 million from $2.3 million at September 30, 2009. For the year ended December 31, 2009, cash from operations and free cash flow were $7.1 million and $2.7 million, respectively. If you exclude the non-cash impairment charges and Advisory fees related to change in control, cash from operations was $9.1 million and free cash flow was $3.6 million.”
Fourth Quarter Financial Results
Total revenue for fourth quarter of 2009 declined to $13.4 million from $14.5 million in the fourth quarter of 2008. The decline in revenue was due to primarily to lower sales of alcohol, which the Company believes reflects an increase in the number of patrons to its “C” clubs, which do not serve alcohol, offset by lower sales at its higher amenity “A” and “B” clubs.
Cost of goods sold (the cost of alcohol, food and merchandise) decreased by approximately $0.2 million from the fourth quarter of 2008, due primarily to tighter inventory controls.

(1)	As previously announced, The Special Committee of VCGH’s Board of Directors was formed in order to evaluate the proposal made by Troy Lowrie, the Company’s Chairman and Chief Executive Officer, Lowrie Management, LLLP, an entity controlled by Mr. Lowrie, and certain other unidentified investors (collectively, “Lowrie”), to acquire all of the outstanding common stock of the Company for $2.10 per share in cash. The Committee is now evaluating the merger offer from Rick’s Cabaret, International.

VCG Holding Corp.	Page 2
March 12, 2010
Total operating expenses for the 2009 fourth quarter was $14.8 million, which included the above-referenced $1.8 million in non-cash impairment charges and approximately $0.9 million in Special Committee costs, compared to $62.1 million in the fourth quarter of 2008, which included $48.0 million in primarily non-cash impairment charges. Operating expenses in the 2009 period also included higher salaries, professional fees and advertising and marketing expenses, offset by declines in items such as taxes and permits, charge card fees, rent, and insurance.
The operating loss for the fourth quarter of 2009 was $1.3 million, and included the $1.8 million in impairment charges and $0.9 million in Special Committee costs. This compares to an operating loss of $47.6 million in the fourth quarter of 2008, which included $48.0 million in non-cash impairment charges. Excluding the impairment charges and Advisory fees related to change in control, operating income for the 2009 fourth quarter was $1.4 million.
The net loss for the fourth quarter of 2009 was $1.3 million, or $0.07 per share, as compared to a net loss of $35.7 million, or $2.00 per share, in last year’s fourth quarter. Excluding the impairment charges and Advisory fees related to change in control, net income for the 2009 fourth quarter was $1.4 million, or $0.08 per share.
Adjusted EBITDA for the 2009 fourth quarter was $1.1 million as compared to adjusted EBITDA of $0.7 million in the fourth quarter of 2008.
Full Year Financial Results
Total revenue for 2009 declined to $55.0 million from $57.7 million in 2008, due primarily to lower sales of alcohol, food and customer migration to less expensive “C” clubs from “A” and “B” venues. This was offset by higher service revenue (wristband sales, suite rentals, tab and tip fees, and dance dollar and boutique programs).
Cost of goods sold declined by approximately 15.2%, or $1.1 million, from 2008, due primarily to tighter inventory controls and the benefits of the Company’s tiered venue operating model. As a percentage of applicable revenues, costs of goods sold declined to 23.9% from 24.3% last year.
Total operating expenses were $50.0 million in 2009 compared to $95.1 million in 2008. For 2009, total operating expenses included the $1.8 million in non-cash impairment charges and approximately $0.9 million in Advisory fees related to change in control, while 2008 included $48.0 million in non-cash impairment charges.
Operating income for 2009 was $5.1 million, and included the $1.8 million in impairment charges, $2.2 million in professional fees and $0.9 million in Special Committee Costs. This compares to an operating loss of $37.4 million in 2008, which included $48.0 million in non-cash impairment charges. Excluding the impairment charges and advisory fees related to change in control, operating income for 2009 was $8.1 million.
Net income for 2009 was $0.7 million, or $0.04 per share, as compared to a net loss of $30.7 million, or -$1.69 per share, last year. Excluding the impairment charges and advisory fees related to change in control, net income for 2009 was $3.7 million.
Adjusted EBITDA for 2009 was $8.4 million as compared to adjusted EBITDA of $11.9 million last year.
SHARE REPURCHASE
For the year ended December 31, 2009, VCGH has purchased a total of 444,655 shares of common stock for an aggregate purchase price of approximately $.9 million.

VCG Holding Corp.	Page 3
March 12, 2010
LETTER OF INTENT TO MERGE WITH RICK’S CABARET
As announced on February 16, 2010, VCG Holding Corp. and Rick’s Cabaret signed a non-binding (except as to certain provisions, including exclusivity and confidentiality) letter of intent under which Rick’s Cabaret will acquire all of the outstanding shares of VCG Holding to form the largest publicly traded operator of upscale gentlemen’s clubs in North America. Additional details regarding this proposed transaction are available on Form 8-K, which VCG Holding filed on February 17, 2010 and March 11, 2010. VCG Holding will continue to update shareholders on material developments related to the status of the proposed transaction with Rick’s Cabaret.
ABOUT VCG HOLDING CORP.
VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 20 adult nightclubs. The nightclubs are located in Anaheim, Indianapolis, St. Louis, Denver, Colorado Springs, Ft. Worth, Dallas, Raleigh, Minneapolis, Louisville, Miami, and Portland, ME.
FORWARD LOOKING STATEMENT
Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008, expected to be filed on March 12, 2010. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

VCG Holding Corp.	The Equity Group Inc.
Troy Lowrie	Devin Sullivan
Chief Executive Officer	Senior Vice President
(303) 934-2424	(212) 836-9608
tlowrie@vcgh.com	dsullivan@equityny.com

Courtney Cowgill	Gerrard Lobo
Chief Financial Officer	Senior Account Executive
(303) 934-2424	(212) 836-9610
ccowgill@vcgh.com	globo@equityny.com

VCG HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
Assets
Current Assets
Cash	$2,677,440	$2,209,060
Assets held for sale	-	106,900
Other receivables	254,333	25,473
Income taxes receivable	594,720	276,267
Inventories	926,321	949,088
Prepaid expenses	354,730	282,485
Current portion of deferred income tax asset	76,920	171,000

Total Current Assets	4,884,464	4,020,273

Property and equipment, net	22,946,114	25,738,388
Licenses, net	34,834,018	36,413,189
Goodwill, net	2,279,045	2,453,122
Trade names	452,000	619,000
Favorable lease rights, net	1,647,968	1,705,364
Non-compete agreements, net	23,898	40,933
Non-current portion of deferred income tax asset	3,841,673	4,068,593
Other long-term assets	241,993	567,181

Total Assets	$71,151,173	$75,626,043

Liabilities and Equity
Current Liabilities
Accounts payable - trade	$1,750,940	$847,493
Accrued expenses	1,930,049	2,257,116
Income taxes payable	67,917	-
Current portion of capitalized lease	-	10,000
Current portion of long-term debt	3,805,277	2,602,000
Current portion of long-term debt, related party	62,067	1,024,000
Deferred revenue	110,010	109,455
Current portion of unfavorable lease rights	277,920	278,155

Total Current Liabilities	8,004,180	7,128,219

Long-Term Liabilities
Deferred rent	1,628,301	845,136
Unfavorable lease rights, net of current portion	6,156,123	6,425,626
Capital lease, net of current portion	-	9,111
Long-term debt, net of current portion	19,751,021	25,916,111
Long-term debt, related party, net of current portion	7,129,018	6,915,098

Total Long-Term Liabilities	34,664,463	40,111,082

Commitments and Contingent Liabilities (Note 9 and 12)
Equity
Common stock $.0001 par value; 50,000,000 shares authorized;17,310,723 (2009) and 17,755,378 (2008) shares issued and outstanding	1,731	1,775
Additional paid-in capital	51,932,082	52,557,047
Accumulated deficit	(26,996,863)	(27,732,554)

Total VCG Stockholders’ Equity	24,936,950	24,826,268
Noncontrolling interests in consolidated partnerships	3,545,580	3,560,474

Total Equity	28,482,530	28,386,742

Total Liabilities and Equity	$71,151,173	$75,626,043

VCG HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	December 31,
	2009	2008	2009	2008
Revenue
Sales of alcoholic beverages	$5,390,523	$6,404,412	$22,877,141	$26,242,303
Sales of food and merchandise	479,846	498,621	1,868,576	2,502,393
Service revenue	6,785,037	6,873,901	27,170,918	25,568,380
Other income	761,978	754,109	3,123,399	3,379,595

Total Revenue	13,417,384	14,531,043	55,040,034	57,692,671

Operating Expenses
Cost of goods sold	1,476,080	1,650,208	5,921,054	6,979,636
Salaries and wages	3,649,543	3,605,029	13,780,775	13,461,173
Other general and administrative
Taxes and permits	669,346	1,196,055	3,478,871	2,894,076
Charge card and bank fees	197,382	235,577	797,340	869,210
Rent	1,467,454	2,012,993	5,855,191	5,798,066
Legal fees	589,197	367,424	1,465,638	1,100,991
Other professional fees	1,407,156	1,370,745	2,215,655	2,787,789
Advertising and marketing	721,707	656,847	2,805,260	2,921,327
Insurance	387,386	478,974	1,655,280	1,712,036
Utilities	228,179	264,838	1,032,494	1,104,047
Repairs and maintenance	402,977	269,328	1,242,276	1,022,100
Advisory fees related to change in control proposals	953,517	-	953,517	-
Other	1,377,714	1,554,265	5,023,061	4,777,060
Impairment of building and land	-	1,961,200	268,000	1,961,200
Impairment of indefinite-lived intangible assets	1,758,000	27,323,855	1,741,000	27,323,855
Impairment of goodwill	-	18,721,496	17,000	18,721,496
Depreciation and amortization	429,031	465,565	1,712,311	1,698,804

Total Operating Expenses	15,714,669	62,134,399	49,964,723	95,132,866

Income (Loss) from Operations	(2,297,285)	(47,603,356)	5,075,311	(37,440,195)

Other Income (Expenses)
Interest expense	(774,850)	(1,147,188)	(3,456,616)	(3,761,151)
Interest income	2,809	3,430	7,382	23,381
(Loss) gain on sale of assets	(17,304)	(72,399)	(74,669)	(205,825)

Total Other Expenses	(789,345)	(1,216,157)	(3,523,903)	(3,943,595)

Income (Loss) Before Income Taxes	(3,086,630)	(48,819,513)	1,551,408	(41,383,790)

Income tax expense (benefit) - current	(213,851)	(722,149)	(126,896)	729,940
Income tax expense (benefit) - deferred	(689,150)	(12,507,118)	465,896	(11,831,550)

Total Income Taxes	(903,001)	(13,229,267)	339,000	(11,101,610)

Net Income (Loss)	(2,183,629)	(35,590,246)	1,212,408	(30,282,180)
Net Income (Loss) Attributable to Noncontrolling Interests	81,875	67,370	476,717	428,614

Net Income (Loss) Attributable to VCG	$(2,265,504)	$(35,657,616)	$735,691	$(30,710,794)

Earnings Per Share
Basic earnings (loss) per share attributable to VCG’s stockholders	$(0.13)	$(2.00)	$0.04	$(1.71)
Fully diluted earnings (loss) per share attributable to VCG’s stockholders	$(0.13)	$(2.00)	$0.04	$(1.69)
Basic weighted average shares outstanding	17,321,213	17,854,636	17,541,376	17,925,132
Fully diluted weighted average shares outstanding	17,321,213	17,855,616	17,541,376	18,146,949

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED

	For the Year Ended
	December 31,
	2009	2008
Operating Activities
Net income (loss)	$735,691	$(30,710,795)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of goodwill	17,000	18,721,496
Impairment of indefinite lived intangible assets	1,741,000	27,323,546
Impairment of building and land	268,000	1,961,200
Depreciation	1,695,277	1,678,043
Amortization of non-compete agreements	17,035	20,761
Amortization of leasehold rights and liabilities, net	(212,342)	(192,067)
Amortization of loan fees	216,205	448,015
Stock-based compensation expense	244,383	421,379
Issuance of stock for services	-	1,422,253
Deferred income taxes	465,896	(11,831,550)
Noncontrolling interests	476,717	428,614
(Gain) Loss on disposition of assets	74,669	216,539
Accrued interest added to long-term debt	243,901	180,613
Write-off uncollectible deposits	7,151	-
Changes in operating assets and liabilities:
Income taxes and other receivables	(287,894)	152,136
Inventories	22,767	20,030
Prepaid expenses	(72,245)	(6,480)
Accounts payable - trade and accrued expenses	576,380	693,896
Income taxes payable	67,917	-
Deferred revenue	555	(40,811)
Deferred rent	783,165	845,136

Net cash provided by operating activities	7,081,228	11,751,954
Investing Activities
Acquisitions of businesses, net of cash acquired	-	(9,670,691)
Additions to property and equipment	(1,454,478)	(1,324,252)
Deposits	(19,444)	(206,068)
Purchase of assets held for sale	-	(127,952)
Proceeds from sale of assets	238,241	243,131

Net cash used by investing activities	(1,235,681)	(11,085,832)
Financing Activities
Proceeds from debt	1,212,115	14,009,000
Payments on debt	(4,152,700)	(13,345,601)
Proceeds from related party debt	25,099	2,140,000
Payments on related party debt	(912,843)	(949,900)
Borrowing (payments) on revolving line of credit	(90,000)	(2,190,000)
Loan fees paid	(78,724)	(268,218)
Payment on capital lease	(19,111)	(9,343)
Proceeds from exercise of warrants	-	459,250
Repurchase of stock	(869,392)	(753,202)
Distributions to noncontrolling interests	(491,611)	(529,055)

Net cash used by financing activities	(5,377,167)	(1,437,069)

Net increase (decrease) in cash	468,380	(770,947)
Cash beginning of period	2,209,060	2,980,007

Cash end of period	$2,677,440	$2,209,060

Supplemental cash flow information:
Income taxes paid in cash	$225,972	$822,307
Interest paid in cash	$3,067,195	$3,108,962
Non-cash acquisition activities:
Issuance of notes payable for acquisitions	$-	$(5,793,027)
Fair value of liabilities assumed	$-	$(2,095,105)
Non-cash divestiture activities:
Book value of note payable transferred to buyer	$1,771,854	$-
Issuance of note receivable to buyer	$322,963	$-

VCG Holding Corp.
Adjusted EBITDA Reconciliation
(unaudited)

	December 31,
	2009	2008
Net Income (loss)	$735,691	$(30,710,794)
Add back:
Depreciation	1,695,277	1,678,043
Amortization of covenants not-to-compete	17,035	20,761
Amortization of leasehold rights and liabilities, net	(212,342)	(192,067)
Interest expense	3,456,616	3,761,151
Income taxes	339,000	(11,101,610)

EBITDA before non-cash impairment charges	6,031,277	(36,544,516)
Add back:
Non-cash impairment charges	2,026,000	48,006,241

EBITDA excluding non-cash impairment charges	$8,057,277	$11,461,775

VCG Holding Corp.
Calculation of Free Cash Flow
(unaudited)

	December 31,
	2009	2008
EBITDA (excluding Non-cash impairment charges)	$8,418,378	$11,909,741
Less:
Interest Expense	3,456,616	3,761,151
Net income (Loss) Attributable to Noncontrolling Interests	476,717	428,614
Total Income Tax	339,000	(11,101,610)
Capital expenditures	1,454,478	324,252

Free Cash Flow	$2,691,567	$17,497,334